Effective July 1, 1996


Garment Graphics, Inc.
2260 Woodale Drive
Mounds View, MN  55112
Attention: Ms. Barbara Remley

RE:  AMENDMENT OF FACTORING AND REVOLVING INVENTORY LOAN AND SECURITY AGREEMENT

Gentlemen:

We refer to that certain Factoring and Revolving Inventory Loan and Security Agreement dated April 12, 1996, by and between GARMENT GRAPHICS, INC. ("Client") and HELLER FINANCIAL, INC. ("Heller"), as amended from time to time (the "Factoring Agreement") and that certain Addendum to the Factoring Agreement dated April 12, 1996 ("Addendum"). Capitalized terms used herein and not otherwise defined herein shall have those meanings ascribed to them in the Addendum.

The Factoring Agreement is hereby amended with respect to sales to Kmart only as follows:

A.       The Addendum is of no further force and effect.

To induce Heller to enter into this amendment, Client represents and warrants that after giving effect to this amendment no violations of the terms of the Factoring Agreement exist and all representations and warranties contained in the Factoring Agreement are true, correct and complete in all material respects on and as of the date hereof.

Except as amended above, all of the terms and conditions of the Factoring Agreement are unchanged, and said agreement, as amended, shall remain in full force and effect and is hereby confirmed, affirmed and ratified.

If the foregoing is in accordance with your understanding of our agreement, please so indicate by signing in the place and manner provided below.

Sincerely yours,                                     Accepted and Agreed:

HELLER FINANCIAL, INC.                               GARMENT GRAPHICS, INC.

By:  /s/ Frank J.Jones                               By: /s/ Barbara S. Remley

Title:  Sr. Vice President                           Title:  President